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                                                                   Exhibit 23(a)

                                Consent of Independent Auditors

The Board of Directors
First Brands Corporation

We consent to the use of our audit report dated August 8, 1996, on the consolidated financial statements and schedules of First Brands Corporation and subsidiaries as of June 30, 1996 and June 30, 1995 and for each of the years in the three year period ended June 30, 1996 incorporated herein by reference in the Registration Statement on Form S-8 of First Brands Corporation pertaining to the First Brands Corporation Non-Employee Directors Stock Option Plan and to the reference to our firm under the heading "Experts" in the prospectus.

Further, we acknowledge our awareness of the use therein of our review report dated November 4, 1996, related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such review report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of section 7 and 11 of the Act.

                                                   /s/ KPMG Peat Marwick LLP

New York, New York
February 3, 1997